Exhibit 10.21

HURON CONSULTING GROUP INC.

DIRECTORS’ COMPENSATION FOR 2006 AND 2007

SUMMARY SHEET

ANNUAL BOARD RETAINER[1]	$40,000
(Paid in 4 equal installments)

ANNUAL COMMITTEE CHAIRMANSHIP RETAINER[1]
(Paid in 4 equal installments)

Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$7,500

BOARD MEETING FEE	$1,000

COMMITTEE MEETING FEE	$1,000

EQUITY RETAINER
Grant of Restricted Common Stock Upon Appointment	15,000 Shares
Annual Grant of Restricted Common Stock – 2006[2]	5,700 Shares
Annual Grant of Restricted Common Stock – 2007[3]	$150,000

[1]	Annual retainers are prorated to reflect the portion of the year that the director serves on the board.
[2]	On the date of the 2006 annual meeting of stockholders, each independent director was granted 5,700 shares of restricted common stock, which are scheduled to vest over the following twelve quarters.
[3]

Beginning with the 2007 annual meeting of stockholders, each independent director will be granted shares of restricted common stock with an aggregate fair value of $150,000. Such shares will vest over the following twelve quarters.